SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------

                      BRILLIANT DIGITAL ENTERTAINMENT, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                   95-4592204
   (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
   Incorporation or Organization)

                    6355 TOPANGA CANYON BOULEVARD, SUITE 120
               WOODLAND HILLS, CALIFORNIA                        91367
         (Address of Principal Executive Offices)              (Zip Code)

                      BRILLIANT DIGITAL ENTERTAINMENT, INC.
                             1996 STOCK OPTION PLAN
                            (Full Title of the Plan)

                        MARK DYNE, CHAIRMAN OF THE BOARD
                      BRILLIANT DIGITAL ENTERTAINMENT, INC.
                    6355 TOPANGA CANYON BOULEVARD, SUITE 120
                        WOODLAND HILLS, CALIFORNIA 91367
                     (Name and Address of Agent for Service)

                                 (818) 615-1500
          (Telephone Number, Including Area Code, of Agent for Service)

                                  -------------

                                   Copies to:

                              MURRAY MARKILES, ESQ.
                    TROOP STEUBER PASICH REDDICK & TOBEY, LLP
                       2029 CENTURY PARK EAST, 24TH FLOOR
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 728-3000

                                  -------------

                         CALCULATION OF REGISTRATION FEE
=======================================================================================================
                                                 Proposed Maximum        Proposed
    Title of Each Class of       Amount To Be     Offering Price    Maximum Aggregate     Amount Of
 Securities To Be Registered    Registered (1)     Per Unit (2)       Offering Price   Registration Fee
------------------------------  --------------   ----------------   ----------------   ----------------
Common Stock, par value
$.001 per share...............     1,000,000          $ 4.50          $ 4,500,000          $ 1,188
==============================  ==============   ================   ================   ================

(1) Pursuant to Rule 416, this Registration Statement shall be deemed to cover such additional shares of the Common Stock as may become issuable pursuant to the anti-dilution provisions of the Brilliant Digital Entertainment, Inc. 1996 Stock Option Plan.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock on the American Stock Exchange on August 25, 2000.

     PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8 ("REGISTRATION OF ADDITIONAL SECURITIES"), THE COMPANY HEREBY MAKES THE FOLLOWING STATEMENT:

     On December 20, 1996, the Company filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-18411) and on August 26, 1999, the Company filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-85979) (collectively, the "Prior Registration Statements") relating to shares of the Common Stock to be issued pursuant to the Brilliant Digital Entertainment, Inc. 1996 Stock Option Plan, as amended (the "Plan"), and the Prior Registration Statements are currently effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statements relate and (b) to be issued pursuant to the Plan. The contents of the Prior Registration Statements are incorporated herein by reference.

     THE FOLLOWING EXHIBITS ARE FILED AS PART OF THIS REGISTRATION STATEMENT:

     5.1  Opinion of Troop Steuber Pasich Reddick & Tobey, LLP.

     23.1 Consent of PricewaterhouseCoopers.

     23.2 Consent of Troop Steuber Pasich Reddick & Tobey, LLP (included in
          Exhibit 5.1).

     24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 25th day of August, 2000.

                                     BRILLIANT DIGITAL ENTERTAINMENT, INC.
                                     (Registrant)

                                     By:      /S/ MICHAEL OZEN
                                         -------------------------------------
                                         Michael Ozen, Chief Financial Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Mark Dyne and Michael Ozen, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

          SIGNATURE                                 TITLE                                   DATE
         -----------                              ---------                                ------
      /S/ MARK DYNE                 Chief Executive Officer and Chairman               August 25, 2000
-----------------------------         of the Board of Directors
          Mark Dyne


  /S/ KEVIN BERMEISTER              President and Director                             August 25, 2000
-----------------------------
    Kevin Bermeister


    /S/ MICHAEL OZEN                Chief Financial Officer (Principal Financial       August 25, 2000
-----------------------------         and Accounting Officer) and Secretary
     Michael Ozen


     /S/ MARK MILLER                Vice President, Operations and Production          August 25, 2000
-----------------------------         and Director
      Mark Miller


   /S/ DIANA MARANON                Director                                           August 25, 2000
-----------------------------
     Diana Maranon

                                    Director
-----------------------------
       Ray Musci

     /S/ GARTH SALONER              Director                                           August 25, 2000
-----------------------------
      Garth Saloner


    /S/ JEFF SCHEINROCK             Director                                           August 25, 2000
-----------------------------
     Jeff Scheinrock

                                 EXHIBITS INDEX

EXHIBIT
NUMBER                        EXHIBIT DESCRIPTION

     5.1  Opinion and Consent of Troop Steuber Pasich Reddick & Tobey, LLP.

     23.1 Consent of PricewaterhouseCoopers LLP.

     23.2 Consent of Troop Steuber Pasich Reddick & Tobey, LLP (included in
          Exhibit 5.1).

     24.1 Power of Attorney (included on signature page).



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